Exhibit 3.1

CERTIFIED TO BE TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE JUN 12 2000 /s/ Jim Miles SECRETARY OF STATE OF SOUTH CAROLINA	STATE OF SOUTH CAROLINA SECRETARY OF STATE ARTICLES OF INCORPORATION FOR A STATUTORY CLOSE CORPORATION	Jim Miles SECRETARY OF STATE FILED JUN 12 2000

1.	The name of the proposed corporation is COMMERCIAL MARKETING CORP.

2.	This corporation is a statutory close corporation, pursuant to Chapter 18, Title 33 of the 1976 South Carolina Code, as amended.

3.	The initial registered office of the corporation is

60 MALLET HILL RD.

                                     Street                                                     Number

Columbia         RICHLAND             SC            29223

                                     CityCounty                                          State                                    Zip Code

and the initial registered agent at such address is CHARLES W. JONES, JR.

4.	The corporation is authorized to issue shares of stock as follows: complete a or b, whichever is applicable:

a.	☒The corporation is authorized to issue a single class of shares, and the total number of shares authorized is 1,000.

b.	☐The corporation is authorized to issue more than one class of shares:

Class of Shares	Authorized No. of Each Class

If shares are divided into two or more classes or if any class of shares is divided into series within a class, the relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

5.	The existence of the corporation shall begin as of the filing date with the Secretary of State unless otherwise indicated (Sec S33-1-230(b));

6.
Unless specified otherwise below, the transfer of shares of stock of the corporation shall he subject to the restrictions set out in 5533-18-110 through 33-12-130 of the 1976 South Carolina Code, as amended. Specify any variations in the statutory format in 5532-18-110 through 33-18-130;

7.	Unless otherwise specified below the corporation shall have a board of directors (sec 533-12-21.0 of the 1976).

☒ This corporation elects not to have a board of directors.

8.	Check, if applicable

☐ This corporation elects to have the provisions of 5533-18-140 through 33-181,70 of the 1976 Cede, which give the estate of a deceased shareholder the right to compel the corporation to purchase the deceased shareholder's shares, apply. Specify any variations in the statutory format in 5533-18-140 through 33-18-170:

9.
The optional provisions which the corporation elects to include in the articles of incorporation are as follows (see 533-2-102 and the applicable comments thereto; and 5533-18-330, 35-2-105, and 35-2-221 the 1976 South Carolina Code);

10	.The name and address and signature of each incorporator is as follows (only one is required):

Name	Address	Signature

CHARLES W. JONES JR	60 MALLET HILL RD.COLUMBIA, SC	/s/ Charles W. Jones, Jr.

11 .
I, Walter H Smith, an attorney licensed to practice in the State of south Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements Chapter 2, Title 33 of the 1976 South Carolina relating to the articles of incorporation.

DATED:  6-12-2000

/s/ Walter H Smith	Post Office Box 1699
(Signature)	(Address)

Walter H Smith	Columbia, SC 29202
(Type or Print Name)	(City, State, Zip)

04/13/04 TUE 19:50 FAX 8036897125 CHARLES JONES 003

The State of South Carolina

Office of Secretary of State Jim Miles
Certificate of Existence

I, Jim Miles, Secretary of State of South Carolina Hereby certify that:

COMMERCIAL MARKETING CORP.,

a corporation duly organized under the laws of the State of South Carolina on **June 12th, 2000**, and having a perpetual duration unless otherwise indicated below, has as of the date hereof filed all reports due this office, paid all fees, taxes and penalties owed to the Secretary of State, that the Secretary of State has not mailed notice to the Corporation that it is subject to being dissolved by administrative action pursuant to Section 33-14-210 of the South Carolina Code, and that the corporation has not filed articles of dissolution as of the date hereof.

Given under my Hand and the Great Seal of the State of South Carolina this 12th day of June, 2000.

Jim Miles, Secretary of State